UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                     CONSOLIDATED DELIVERY & LOGISTICS, INC.
             (Exact Name of Registrant as Specified in Its Charter)
            Delaware                                      22-3350958
 (State or Other Jurisdiction of                       (I.R.S. Employer
  Incorporation or Organization)                        Identification No.)
                                380 Allwood Road
                            Clifton, New Jersey 07012
                                 (973) 471-1005
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)
                          --------------------------
   Albert Van Ness, Jr., Chairman                         Copies to:
Consolidated Delivery & Logistics, Inc.             Alan Wovsaniker, Esq.
         380 Allwood Road                           Lowenstein Sandler PC
     Clifton, New Jersey 07012                      65 Livingston Avenue
          (973) 471-1005                           Roseland New Jersey 07068
(Name, Address, Including Zip Code, and               (973) 597-2500
 Telephone Number, Including  Area Code,
        of Agent for Service)
                          --------------------------
   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the Selling Securityholder.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.|_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
        -------------------------- ----------------------- ------------------------- ------------------------- -------------------
         Title of Each Class of                                                          Proposed Maximum          Amount of
            Securities to be             Amount to be           Proposed Maximum        Aggregate Offering      Registration Fee
               Registered                Registered(1)         Offering Price Per           Price (2)
                                                                      Unit
        -------------------------- ----------------------- ------------------------- ------------------------- -------------------
        Common Stock ($.001 par
        value)                             338,216                    $2.78                 $940,917               $278
        -------------------------- ----------------------- ------------------------- ------------------------- -------------------

(1) The shares of Common Stock being offered hereby are issuable upon conversion of the Registrant's Subordinated Convertible Notes due 1999 and 2003, respectively (the "Notes"). Pursuant to Rule 416, there are also being registered an indeterminate number of shares of the Registrant's Common Stock which may become issuable pursuant to the antidilution provisions of such Notes.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon a price of $2.78 per share, which was the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market on October 12, 1998.
         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.





                  Subject to Completion, Dated October 13, 1998
PROSPECTUS

                                 338,216 Shares
                     CONSOLIDATED DELIVERY & LOGISTICS, INC.
                         Common Stock (par value $.001)

                  This  Prospectus  relates  to up to  338,216  shares of common stock, par value $.001 per share ("Common Stock"), of Consolidated Delivery & Logistics, Inc. (the "Company") to be offered and sold from time to time for the account of the selling securityholder set forth herein (the "Selling
Securityholder"). The shares of Common Stock offered hereby are issuable pursuant to the Company's Subordinated Convertible Notes, as described below.

                  A total of up to 247,591 of the shares of Common Stock offered hereby are issuable pursuant to the conversion provisions contained in the Company's 7% Subordinated Convertible Note due 2003 (the "7% Note"). A total of up to 90,625 of the shares of Common Stock offered hereby are issuable pursuant to the conversion provisions contained in the Company's Contingent Subordinated Convertible Note due 1999 (the "Contingent Note" and, with the 7% Note, the "Notes"). Pursuant to the Stock Purchase Agreement, dated August 5, 1998 (the "Agreement"), among the Company, a wholly-owned subsidiary of the Company, KBD Services, Inc. ("KBD"), and David L. Chesney (the "Selling Securityholder"), the Contingent Note is subject to reduction or discharge if KBD does not meet a specified earnings threshold and in such event, the number of shares of Common Stock into which the Contingent Note may be converted will be reduced. The Notes were issued on August 5, 1998 upon the Company's acquisition of all of the stock of KBD, in a private placement under Section 4(2) of the Security Act of 1933, as amended (the "Securities Act").

                  The Company will not receive any of the proceeds from the sale of the Common Stock by the Selling Securityholder. All of the proceeds from the sale of the Common Stock will be paid directly to the Selling Securityholder. The Company will be relieved of the obligation to repay the principal amount of any of the Notes which are converted into Common Stock. The right to convert each Note may only be exercised with respect to the entire amount due on the Note at the date of conversion (or, if the 7% Note is converted on or before July 1, 2003, the entire amount due on such 7% Note minus $200,000). The Company will bear all expenses in connection with the registration of the Common Stock being registered hereby. The Selling Securityholder will pay all underwriting discounts or brokerage commissions incurred in connection with the sale of the shares of Common Stock.

                  The Selling Securityholder may sell the Common Stock to or through underwriters, and also may sell the Common Stock directly to other purchasers or through agents from time to time in private transactions, on the Nasdaq National Market or otherwise. See "PLAN OF DISTRIBUTION."

                  The Common Stock is traded on the Nasdaq National Market. On October 12, 1998, the last sale price of the Common Stock on the Nasdaq National Market (symbol CDLI) was $3.00 per share.

         SEE "RISK FACTORS" ON PAGE 3 FOR CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SHARES OF COMMON STOCK OFFERED HEREBY.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
  OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
     THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              ---------------------

           The date of this  Prospectus is ___________  ___, 1998.

                  No person has been authorized to give any information or to make any representations other than as contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                              AVAILABLE INFORMATION

                  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's Regional Offices at 500 West Madison, Suite 1400, Chicago, Illinois 60661; and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at its principal office at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

                  The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and exhibits thereto, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby reference is made to the Registration Statement and related exhibits and to documents filed with the Commission. Any statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge at the public reference facilities of the Commission described above.

                               -------------------

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act, are hereby incorporated by reference in this Prospectus:

                  (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1997;
                  (ii) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, and June 30, 1998;
                  (iii) The Company's Current Reports on Form 8-K filed with the Commission on July 16, August 18, August 19, 1998 and September 28, 1998 and on Form 8-K/A filed with the Commission on September 15, 1998;
                  (iv)  The Company's  definitive  Proxy Statement for its
1998 Annual Meeting of  Stockholders; and
                  (v) The description of the Common Stock set forth in the Company's Registration Statement filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description.

                  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the completion of the Offering being made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                  The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above under "Incorporation of Certain Documents by Reference" (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to: Consolidated Delivery & Logistics, Inc., 380 Allwood Road, Clifton, New Jersey 07012 Attention: Secretary (telephone
(973) 471-1005).

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         This Prospectus and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1998, the Company's Current Reports on Form 8-K filed with the Commission on July 16, August 18, August 19 and September 28, 1998 and on Form 8-K/A filed with the Commission on September 15, 1998, and the Company's definitive Proxy Statement for its 1998 Annual Meeting of Stockholders, which is incorporated by reference herein, include certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this Prospectus that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including, but not limited to, such matters as future business development, business strategies, expansion and growth of the Company's operations and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, including the risk factors discussed below, general economic and business conditions, the business opportunities (or lack thereof) that may be presented to and pursued by the Company, changes in law or regulations and other factors, many of which are beyond the control of the Company. Prospective investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.

                                  RISK FACTORS

         Prospective purchasers should carefully consider the following risk factors, in addition to the other information contained in this Prospectus, before purchasing the shares of Common Stock offered hereby:

Limited Combined Operating History

         The Company was founded in June 1994 and conducted no operations prior to consummating the acquisition of 11 same-day courier companies in November 1995. Since that time, the Company has acquired several additional businesses. The businesses acquired by the Company since its formation have all operated as separate independent entities prior to their acquisition by the Company. The process of integrating acquired businesses often involves unforeseen difficulties and may require a significant amount of the Company's financial and other resources, including management time. The Company may experience delays, complications and unanticipated expenses in implementing, integrating and operating the acquired businesses, any of which could have a material adverse effect on the Company's business, financial condition and results of operations.

Management of Growth

         The Company expects to expend significant time and effort in expanding its existing businesses and identifying, acquiring and integrating acquisitions. There can be no assurance that the Company's management and financial reporting systems, procedures and controls will be adequate to support the Company's operations as they expand. Any future growth also will impose significant added responsibilities on members of senior management, including the need to identify, recruit and integrate additional management and employees. There can be no assurance that such additional management and employees will be identified and retained by the Company. To the extent that the Company is unable to manage its growth efficiently and effectively, or is unable to attract and retain additional qualified personnel, the Company's business, financial condition and results of operations could be materially adversely effected.

Risks Relating to the Company's Acquisition Strategy

         In 1997 the Company curtailed its acquisition activity, however, one of the Company's growth strategies for 1998 is to increase its revenues and profitability and expand the markets it serves through the acquisition of additional same-day air and ground delivery businesses. Several large, national publicly traded companies have begun to consolidate the delivery industry. There can be no assurance that the Company will be able to compete effectively for acquisition candidates on terms deemed acceptable to the Company. There also can be no assurance that the Company will be able to successfully convert the systems of these businesses to the Company's existing systems and integrate such businesses into the Company without substantial costs, delays or other operational or financial problems. Acquisitions involve a number of special risks, including possible adverse effects on the Company's operating results and the timing of those results, diversion of management's attention, dependence on retention, hiring and training of key personnel, risks associated with unanticipated problems or legal liabilities, and the realization of intangible assets, some or all of which could have a material adverse effect on the Company's business, financial condition and results of operations, particularly in the fiscal quarters immediately following the consummation of such transactions. To the extent that the Company is unable to acquire additional same-day delivery companies or integrate such businesses successfully, the Company's ability to expand its operations and increase its revenues and earnings to the degree desired could be reduced significantly.

         The Company currently intends to finance future acquisitions by using a combination of shares of its Common Stock, notes and cash. In the event that the Common Stock of the Company does not maintain a sufficient market value, or potential acquisition candidates are unwilling to accept the Company's Common Stock as part of or all of the consideration to be paid for their business, the Company may be required to utilize its cash resources, if available, to maintain its acquisition program. If the Company has insufficient cash resources to pursue acquisitions, its growth could be limited unless it is able to obtain additional capital through debt or equity financing. There can be no assurance that the Company will be able to obtain such financing if and when it is needed or that, if available, such financing can be obtained on terms the Company deems acceptable. The inability to obtain such financing could negatively impact the Company's acquisition program and could have a resulting material adverse effect on the Company's business, financial condition and results of operations. The terms of the Company's existing Revolving Credit Facility restricts the Company's ability to make acquisitions.

Risks Associated With the Same-Day Delivery Industry; General Economic
 Conditions

         The Company's revenues and earnings are especially sensitive to events that affect the delivery services industry, including extreme weather conditions, economic factors affecting the Company's significant customers, increases in fuel prices and shortages of or disputes with labor, any of which could result in the Company's inability to service its clients effectively. In addition, demand for the Company's services may be negatively impacted by downturns in the level of general economic activity and employment. The development and increased popularity of facsimile machines and electronic mail via the Internet has reduced the demand for certain types of delivery services, including those offered by the Company. As a result, same-day delivery companies, including the Company, have changed focus to those delivery services involving items that are unable to be delivered via alternative methods. There can be no assurance that similar industry-wide developments will not have a material adverse effect on the Company's business, financial condition or results of operations.

Dependence on Technology

         The Company's business is dependent upon a number of different information and telecommunication technologies. Any impairment of the Company's ability to process transactions on an accurate and timely basis could result in the loss of customers and diminish the reputation of the Company. The Company intends to integrate its subsidiaries' separate operating systems to an integrated Company-wide system. There can be no assurance that the contemplated integration and conversion of these systems will be successful or completed on a timely basis or without unexpected costs. Any of the foregoing could have a material adverse effect on the Company's business, financial condition and results of operations.

Independent Contractors and Employee Owner/Operators

         From time to time, federal and state authorities have sought to assert that independent contractors in the transportation industry, including those utilized by the Company, are employees, rather than independent contractors. The Company believes that the independent contractors utilized by the Company are not employees under existing interpretations of federal and state laws. However, there can be no assurance that federal and state authorities will not challenge this position, or that other laws or regulations, including tax laws, or interpretations thereof, will not change. If, as a result of any of the foregoing, the Company were required to pay for and administer added benefits to independent contractors the Company's operating costs could substantially increase.

         In addition, certain of the Company's employees own and operate their own vehicles in the course of their employment. In certain cases, the Company pays those employees for all or a portion of the costs of operating those vehicles. The Company believes that these arrangements do not represent additional compensation to those employees. However, there can be no assurance that federal and state taxing authorities will not seek to recharacterize some or all of such payments as additional compensation. If such amounts were recharacterized, the Company could have to pay additional employment-related taxes on such amounts.

Claims Exposure

         The Company utilizes the services of approximately 2,000 drivers. From time to time such drivers are involved in accidents. The Company currently carries liability insurance of $1 million for each such accident (subject to applicable deductibles), carries umbrella coverage up to $25 million in the aggregate and requires its independent contractors to maintain liability insurance of at least the minimum amounts required by state and federal law. However, there can be no assurance that claims against the Company will not exceed the amount of coverage. If the Company were to experience a material increase in the frequency or severity of accidents, liability claims or workers' compensation claims, or unfavorable resolutions of claims, the Company's operating results could be materially affected. In addition, significant increases in insurance costs could reduce the Company's profitability.

Shares Eligible for Future Sale

         The market price of the Common Stock could be adversely affected by the sale of substantial amounts of Common Stock in the public market. As of September 30, 1998, 6,637,517 shares of Common Stock were issued and outstanding. An additional 1,896,352 shares of Common Stock are issuable upon the exercise or conversion of stock options and convertible notes or debentures outstanding as of September 30, 1998, 1,725,459 of which have been registered for resale by the holders thereof and are, therefore, freely tradable upon issuance and 170,893 of which are subject to registration rights pursuant to which the holders thereof can cause the Company to effect the registration of such shares for resale.

         The Company cannot predict the effect, if any, that sales of additional shares of Common Stock or the availability of shares for future sale will have on the market price of the Common Stock. Sales in the public market of substantial amounts of Common Stock (including shares issued upon the exercise or conversion of outstanding options and convertible notes and debentures), or the perception that such sales might occur, could adversely affect prevailing market prices for the Common Stock. Such sales also may make it more difficult for the Company to sell equity securities or equity related securities in the future at a time and price that the Company deems appropriate.

Reliance on Key Personnel

         The Company's operations are dependent on the continued efforts of its senior management. Furthermore, the Company will likely be dependent on the senior management of companies that may be acquired in the future. If any of these people elect not to continue in their present roles, or if the Company is unable to attract and retain other skilled employees, the Company's business could be adversely affected.

Permits and Licensing

         The Company's delivery operations are subject to various state, local and federal regulations that in many instances require permits and licenses. Failure by the Company to maintain required permits or licenses, or to comply with applicable regulations, could result in substantial fines or possible revocation of the Company's authority to conduct certain of its operations.

No Future Dividends

         The Company does not anticipate paying any cash dividends on shares of the Common Stock in the foreseeable future and intends to retain future earnings, if any, for use in its business. In addition, the Company's ability to pay cash dividends on the Common Stock is limited by the terms of its Revolving Credit Facility.

Effect of Certain Charter Provisions

         The Board of Directors of the Company is empowered to issue preferred stock without stockholder action. The existence of this "blank-check" preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, merger, proxy contest or otherwise and may adversely affect the prevailing market price of the Common Stock. The Company currently has no plans to issue shares of preferred stock. In addition,
Section 203 of the Delaware General Corporation Law restricts certain persons from engaging in business combinations with the Company.

         At the Company's 1998 Annual Meeting of Stockholders held in June 1998, the stockholders ratified an amendment to the Company's By-laws which created staggered terms for the Board of Directors. Pursuant to this amendment, only one-third of the Board will be subject to election at each annual meeting of the stockholders.

Competition

         The markets for the Company's same-day ground, air delivery and logistics services are highly competitive. Price competition is often intense, particularly in the market for basic delivery services where entry barriers are low. In addition the Company competes with a large number of other entities and while the Company believes that it competes effectively with these other entities, there can be no assurances that the Company will maintain its competitive position in its principal markets.

                                   THE COMPANY

         Consolidated Delivery & Logistics, Inc. (the "Company") was founded in June 1994 to create a national, full service, same-day ground and air delivery and logistics company. The Company provides an extensive network of same-day delivery services to a wide range of commercial, industrial and retail customers. The Company's ground delivery operations are concentrated on the East Coast, with a strategic presence in the Midwest and on the West Coast. The Company's air delivery services are provided throughout the United States and to major cities around the world.

         The Company offers its customers a single source for their same-day delivery needs. The Company's strategy is to achieve increased operating efficiencies by consolidating operations, increasing the density of its delivery routes and improving the productivity of existing personnel, equipment and facilities. During 1997, the Company curtailed its acquisition activities to focus on internal growth, strengthen its management structure and to improve financial and operational systems. In connection therewith, and in accordance with the Company's previously announced plans, the Company disposed of its contract logistics subsidiary and its fulfillment and direct mail operation. In 1998, the Company began identifying suitable acquisition candidates where the Company can improve its existing market position or can establish a stronger market presence. Accordingly, the Company acquired certain assets and liabilities of Metro Courier Network, Inc. in July 1998, purchased all of the capital stock of KBD in August 1998 and acquired certain assets and liabilities of Eveready Express Corp. in September 1998.

         The Company was incorporated under the laws of the State of Delaware in June 1994. The complete mailing address of the Company's principal executive office is 380 Allwood Road, Clifton, New Jersey 07012, and its telephone number is (973) 471-1005.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Common Stock offered hereby. All net proceeds from the sale of the Common Stock will be paid directly to the Selling Securityholder. The Company will be relieved of the burden of repaying the Notes to the extent they are converted.

                             SELLING SECURITYHOLDER

         This Prospectus covers offers from time to time by David L. Chesney (the "Selling Securityholder") (after Mr. Chesney becomes a holder of Common Stock) of the Common Stock owned by Mr. Chesney. The Selling Securityholder will hold shares of Common Stock issued upon the conversion of the Notes. The Notes were issued on August 5, 1998 in a private placement upon the closing of the Company's acquisition of all of the capital stock of KBD. The 7% Note is convertible at the option of the Selling Securityholder at any time up to and including July 1, 2003. The Company also has the right to convert the 7% Note at any time after the average closing sales price for the Common Stock over a 30 consecutive trading day period exceeds $6.00. The 7% Note is convertible into the number of shares of Common Stock which results from dividing the principal amount of $1,460,000, plus accrued interest, by the conversion price. If the 7%
Note is converted on or before July 1, 2003, the right to convert may only be exercised with respect to the entire amount due on the Note less $200,000. The conversion price is $6.00, subject to adjustment in the event of stock dividends, stock splits, combinations or other capital reorganizations. The 7% Note accrues interest at the rate of 7% per annum. Interest is payable quarterly. Accordingly, the 7% Note is convertible into up to 247,591 shares of Common Stock.

         The Contingent Note is convertible into the maximum number of shares of Common Stock only if an earnings threshold specified in the Agreement is achieved by KBD. The measurement period for determining whether the earnings threshold is achieved ends on July 31, 1999. If the threshold is achieved, the Contingent Note will be convertible by the holder or the Company any time after September 16, 1999 up to and including October 20, 1999, for the full principal amount of the Contingent Note. The Contingent Note provides that the principal amount, and accordingly, the number of shares into which the Contingent Note may be converted, shall be reduced if the earnings of KBD during the measurement period fall within a specified range. If KBD's earnings do not exceed a minimum threshold, the principal amount of the Contingent Note will be reduced to zero, and, in such event, the Contingent Note will not be convertible into any shares of Common Stock. Accordingly, the Contingent Note is convertible into a maximum number of shares of Common Stock determined by dividing the initial principal amount of the Contingent Note ($500,000), plus accrued interest, by the $6.00 conversion price. The Contingent Note accrues interest at the rate of 7% per annum. Interest is payable upon maturity. Assuming all earnings thresholds are achieved, the Contingent Note will be convertible into up to 90,625 shares of Common Stock.

         Accordingly, a total of 338,216 shares of Common Stock are being registered for resale by the Selling Securityholder pursuant to this Prospectus. The Selling Securityholder does not own any shares of Common Stock as of the date of this Prospectus, and if all shares registered hereby are offered and sold by the Selling Securityholder, the Selling Securityholder will own no shares of Common Stock after this Offering is completed.

                              PLAN OF DISTRIBUTION

         The distribution of the Common Stock by the Selling Securityholder, or by the Selling Securityholder's successors in interest, may be effected from time to time in one or more transactions on the Nasdaq National Market, in special offerings, exchange distributions and/or secondary distributions pursuant to and in accordance with the applicable rules of the National
Association of Securities Dealers, Inc. ("NASD"), in the over-the-counter market, in negotiated transactions (including, without limitation, privately negotiated transactions), through the writing of options on the Common Stock, or through the issuance of other securities convertible into shares of the Common Stock (whether such options or other securities are listed on an options or securities exchange or otherwise), or a combination of such methods of distribution, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         Any or all of the Common Stock may be sold from time to time to purchasers directly by the Selling Securityholder. Sales of Common Stock may also be made pursuant to Rules 144, 144A or 904 of the Securities Act, provided that the requirements of such rules, including, without limitation, the holding period and the manner of sale requirements, are met. Alternatively, the Selling Securityholder may from time to time offer any or all of the Common Stock through underwriters, dealers, brokers or agents, including in transactions in which any such underwriters, dealers, brokers or agents solicit purchasers, and in block transactions in which any such underwriters, dealers, brokers, or agents will attempt to sell such shares of Common Stock as an agent but may resell such shares of Common Stock as a principal pursuant to this Prospectus.

         Any underwriters, dealers, brokers or agents participating in the distribution of the Common Stock offered hereby may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the Selling Securityholder and/or purchasers of Common Stock for whom they may act as agents (which compensation may be in excess of customary commissions). In addition, the Selling Securityholder and any such underwriters, dealers, brokers or agents that participate in the distribution of Common Stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of shares of the Common Stock may be deemed to be underwriting compensation. Additionally, the Selling Securityholder may pledge shares of the Common Stock, and in such event agents or dealers may acquire the shares of the Common Stock or interests therein, and may, from time to time, effect distributions of shares of the Common Stock or interests therein in such capacity.

         In order to comply with the securities laws of certain states, if applicable, the Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Common Stock may not be sold unless registered or qualified for sale in such state or unless an exemption from registration or qualification is available and such sale is made in compliance with such exemption.

                                  LEGAL MATTERS

                  Certain matters with respect to the validity and legality of the Common Stock offered hereby have been passed upon for the Company by Lowenstein Sandler PC, Roseland, New Jersey.

                                     EXPERTS

                  The  financial   statements  and  schedules   incorporated  by
reference in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods set forth in their report, have been audited by Arthur Andersen LLP, independent certified public accountants, and are incorporated herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said report.



 No  dealer,  salesman  or  any  other  person  has  been
 authorized  to  give  any  information  or to  make  any                      338,216 Shares
 representations  in connection  with this offering other
 than those  contained in this  Prospectus  and, if given
 or made,  such  other  information  and  representations          CONSOLIDATED DELIVERY & LOGISTICS, INC.
 must not be relied  upon as having  been  authorized  by
 the  Company.  Neither the  delivery of this  Prospectus
 nor  any  sale   made   hereunder   shall,   under   any
 circumstances,  create  any  implication  that there has                       Common Stock
 been no change in the affairs of the  Company  since the
 date hereof or that the information  contained herein is
 correct  as of any time  subsequent  to its  date.  This                      ______________
 Prospectus  does  not  constitute  an offer to sell or a
 solicitation  of an offer to buy such  securities in any                        PROSPECTUS
 circumstances  in which  such offer or  solicitation  is                      ______________
 unlawful.

                   -------------------

                    TABLE OF CONTENTS

                                             Page

 Available Information.......................  2
 Incorporation of Certain Documents
    by Reference.............................  2
 Disclosure Regarding Forward-
   Looking Statements........................  3
 Risk Factors................................  3
 The Company.................................  7
 Use of Proceeds.............................  7
 Selling Securityholder......................  7
 Plan of Distribution........................  8
 Legal Matters...............................  9
 Experts.....................................  9

                                                                     ___________________, 1998
 =====================================================

                                     PART II

                     Information Not Required in Prospectus

Item 14.  Other Expenses of Issuance and Distribution

                  The following table lists the expenses which will be incurred in connection with the issuance and distribution of the Common Stock being registered.

                                                            Expense
                                                        --------------
Securities and Exchange Commission
  Registration Fee                                            $278
Accounting Fees and Expenses                                 5,000
Legal Fees and Expenses                                      5,000
Miscellaneous                                                  722
                                                        --------------
Total                                                      $11,000
                                                        ==============

                  All of the above amounts, other than the SEC filing fee, are estimates only. All of the above expenses will be paid by the Company.

Item 15.  Indemnification of Directors and Officers

                  Section 145 of the Delaware General Corporation Law ("GCL") provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation in nonderivative suits for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. In the case of criminal actions and proceedings, such person must have had no reasonable cause to believe his or her conduct was unlawful. Indemnification of expenses is authorized in stockholder derivative suits where such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and so long as he or she had not been found liable for negligence or misconduct in the performance of his or her duty to the corporation. Even in this latter instance, the court may determine that in view of all the circumstances such person is entitled to indemnification for such expenses as the court deems proper. A person sued as a director, officer, employee or agent of a corporation who has been successful in defense of the action must be indemnified by the corporation against expenses.

                  Article Tenth of the Certificate of Incorporation and Section 10 of the Company's by-laws, as amended ("By-laws"), provide that the Company shall, to the fullest extent permitted by law, indemnify each person (including the heirs, executors, administrators and other personal representatives of such person) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was a director or officer of the Company or is serving any other incorporated or unincorporated enterprise in any of such capacities at the request of the Company.

                  Article Tenth of the Certificate of Incorporation also contains a provision limiting the personal liability of directors to the fullest extent permitted or authorized by the GCL or other applicable law. Under the GCL, such provision would not limit liability of a director for (i) breach of the director's duty of loyalty (i.e., a director's duty to refrain from self-dealing in relation to the Company), (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases or redemptions of stock other than from lawfully available funds, or (iv) any transactions from which the director derives an improper benefit. This provision may have no effect on liability for violations of the federal securities laws.

Item 16.  Exhibits

                  The following  exhibits are filed as part of this Registration
Statement:

4.1* Second Restated Certificate of Incorporation of the Company, as amended.

4.2**             By-laws of the Company, as amended and restated.

4.3***            Form of Certificate evidencing ownership of the Company's
                  Common Stock.

4.4**** 7% Subordinated Convertible Note due 2003 and 7% Contingent Subordinated Convertible Note due 1999.

5.1               Opinion of Lowenstein Sandler PC.

23.1              Consent of Independent Public Accountants.

23.2              Consent of Lowenstein Sandler PC is included in Exhibit 5.1.

24.1              Power of Attorney.
-----------------

* Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-97008).

** Incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

*** Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-97008).

**** Incorporated by reference to Exhibits 10.2 and 10.3 to the Company's Current Report on Form 8-K filed with the Commission on August 18, 1998.


Item 17.  Undertakings

         The undersigned registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, Consolidated Delivery & Logistics, Inc, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clifton, State of New Jersey, on October 13, 1998.

                                 CONSOLIDATED DELIVERY & LOGISTICS, INC.

                                 By:   /s/ Albert W. Van Ness, Jr.
                                       Albert W. Van Ness, Jr., Chairman and CEO

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on October 13, 1998.

           Signature                                Capacity

/s/ Albert W. Van Ness, Jr.              Chairman of the Board, Chief Executive
----------------------------             Officer and Chief Financial Officer
    Albert W. Van Ness, Jr.

              *                          President, Chief Operating Officer and
 --------------------------              Director
    William T. Brannan

              *                          Director
 --------------------------
       William Beaury

              *                          Director
 --------------------------
       Michael Brooks

              *                          Director
 --------------------------
        Jon F. Hanson

              *                          Director
 --------------------------
       Labe Leibowitz

              *                          Director
 --------------------------
       Marilu Marshall

              *                          Director
 --------------------------
      Kenneth W. Tunnell

              *                          Director
 --------------------------
        John S. Wehrle

*By:     /s/ Albert W. Van Ness, Jr.
         ----------------------------------
         Albert W. Van Ness, Jr., Attorney-in-Fact

                                INDEX TO EXHIBITS

EXHIBIT NO.                DESCRIPTION

5.1               Opinion of Lowenstein Sandler PC.

23.1              Consent of Independent Public Accountants.

23.2              Consent of Lowenstein Sandler PC is included in Exhibit 5.1.

24.1              Power of Attorney.

Exhibit 5.1

                              LOWENSTEIN SANDLER PC
                                Attorneys at Law



October 7, 1998




Consolidated Delivery & Logistics, Inc.
380 Allwood Road
Clifton, NJ  07012

Dear Gentlemen:

You have requested our opinion in connection with the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of 338,216 shares of the common stock ("Common Stock") of Consolidated Delivery & Logistics, Inc. (the "Company") on a registration statement on Form S-3 (the "Registration Statement"). The shares of Common Stock to which the Registration Statement relates represent shares issuable upon the conversion of certain promissory notes (the "Notes") issued to David L. Chesney in connection with the Company's acquisition of all of the stock of KBD Services, Inc. in August 1998.

We have examined and relied upon originals or copies, authenticated or certified to our satisfaction, of all such corporate records of the Company, communications or certifications of public officials, certificates of officers, directors and representatives of the Company, and such other documents as we have deemed relevant and necessary as the basis of the opinions expressed herein. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based upon the foregoing and relying upon statements of fact contained in the documents which we have examined, we are of the opinion that the shares of Common Stock covered by the Registration Statement will be, when issued pursuant to the terms of the Notes, legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto.

Very truly yours,

/s/ Lowenstein Sandler PC
LOWENSTEIN SANDLER PC

Exhibit 23.1
                               ARTHUR ANDERSEN LLP







                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Consolidated Delivery & Logistics, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 25, 1998 included in Consolidated Delivery & Logistics, Inc.'s Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.

                                                     /s/ Arthur Andersen
                                                     ARTHUR ANDERSEN LLP

Roseland, New Jersey
October 8, 1998

Exhibit 24.1

                                POWER OF ATTORNEY


                  WHEREAS, the undersigned officers and directors of Consolidated Delivery & Logistics, Inc. (the "Company") desire to authorize Albert W. Van Ness, Jr. and William T. Brannan to act as their attorneys-in-fact and agents, for the purpose of executing and filing the registration statement described below, including all amendments and supplements thereto,

                  NOW, THEREFORE,

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Albert W. Van Ness, Jr. and William T. Brannan, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign the registrant's Registration Statement on Form S-3, pertaining to its Subordinated Convertible Notes, including any and all amendments and supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of the 5th day of August, 1998.

        SIGNATURE                                   TITLE


/s/ Albert W. Van Ness, Jr.                Chairman of the Board and Chief
Albert W. Van Ness, Jr.                    Executive Officer

/s/ William T. Brannan                     Chief Operating Officer and Director
William T. Brannan

/s/ William Beaury                         Director
William Beaury

/s/ Michael Brooks                         Director
Michael Brooks

/s/ Labe Leibowitz                         Director
Labe Leibowitz

/s/ Jon F. Hanson                          Director
Jon F. Hanson

/s/ Marilu Marshall                        Director
Marilu Marshall

/s/ Kenneth W. Tunnell                     Director
Kenneth W. Tunnell

/s/ John S. Wehrle                         Director
John S. Wehrle